Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bank of America Corporation of our report dated February 25, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PRICEWATERHOUSE COOPERS LLP

Charlotte, North Carolina

April 30, 2025